                                                                     EXHIBIT 4.4

                                                                  EXECUTION COPY



                       ASYMETRIX LEARNING SYSTEMS, INC.

                         SECURITIES PURCHASE AGREEMENT

                          Dated as of August 18, 1999

                       ASYMETRIX LEARNING SYSTEMS, INC.

                         SECURITIES PURCHASE AGREEMENT

                          Dated as of August 18, 1999

                                     INDEX
                                     -----


ARTICLE I      PURCHASE AND SALE OF SHARES                                   -1-
               ---------------------------
         1.1   Purchase and Sale                                             -1-
               -----------------
         1.2   Purchase and Sale of Warrant                                  -1-
               ----------------------------
         1.3   Closing                                                       -1-
               -------
         1.4   Use of Proceeds                                               -2-
               ---------------

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF THE COMPANY                 -2-
               ----------------------------------------
         2.1   Organization and Corporate Power                              -2-
               --------------------------------
         2.2   Authorization                                                 -2-
               -------------
         2.3   Government Approvals                                          -3-
               --------------------
         2.4   Authorized and Outstanding Stock                              -3-
               --------------------------------
         2.5   Subsidiaries                                                  -4-
               ------------
         2.6   Securities Law Compliance                                     -4-
               -------------------------
         2.7   Commission Documents; Financial Information                   -5-
               -------------------------------------------
         2.8   Absence of Certain Events; No Material Adverse Change         -5-
               -----------------------------------------------------
         2.9   Litigation                                                    -7-
               ----------
         2.10  Compliance with Laws and Other Instruments                    -7-
               ------------------------------------------
         2.11  Taxes                                                         -8-
               -----
         2.12  Intellectual Property; Proprietary Rights; Employee
               ---------------------------------------------------
               Restrictions                                                  -8-
               ------------
         2.13  Agreements of Directors, Officers and Employees              -10-
               -----------------------------------------------
         2.14  Governmental and Industrial Approvals                        -11-
               -------------------------------------
         2.15  Federal Reserve Regulations                                  -11-
               ---------------------------
         2.16  Contracts and Commitments                                    -11-
               -------------------------
         2.17  Employee Matters                                             -11-
               ----------------
         2.18  No Brokers or Finders                                        -12-
               ---------------------
         2.19  Transactions with Affiliates                                 -12-
               ----------------------------
         2.20  Assumptions, Guarantees, etc. of Indebtedness of Other
               ------------------------------------------------------
               Persons                                                      -12-
               -------
         2.21  Corporate Records                                            -12-
               -----------------
         2.22  Year 2000                                                    -12-
               ---------
         2.23  Disclosures                                                  -13-
               -----------

ARTICLE III    AFFIRMATIVE COVENANTS OF THE COMPANY                         -13-
               ------------------------------------
         3.1   Inspection                                                   -13-
               ----------
         3.2   Board of Directors Meetings; Materials                       -14-
               --------------------------------------
         3.3   The Company SEC Documents                                    -14-
               -------------------------

         3.4   Grant Matter                                                 -14-
               ------------

ARTICLE IV     NEGATIVE COVENANTS OF THE COMPANY                            -15-
               ---------------------------------
         4.1   Dealings with Affiliates                                     -15-
               ------------------------
         4.2   No Conflicting Agreements                                    -15-
               -------------------------

ARTICLE V      INVESTMENT REPRESENTATIONS                                   -15-
               --------------------------
         5.1   Representations and Warranties                               -15-
               ------------------------------
         5.2   Permitted Sales; Legends                                     -16-
               ------------------------

ARTICLE VI     CONDITIONS OF PURCHASER'S OBLIGATION                         -17-
               ------------------------------------
         6.1   Effect of Conditions                                         -17-
               --------------------
         6.2   Representations and Warranties                               -17-
               ------------------------------
         6.3   Performance                                                  -17-
               -----------
         6.4   Warrant Certificate                                          -17-
               -------------------
         6.5   Opinion of Counsel                                           -17-
               ------------------
         6.6   Certified Documents, etc                                     -17-
               ------------------------
         6.7   No Material Adverse Change                                   -17-
               --------------------------
         6.8   Co-Branding and Promotion Agreement                          -17-
               -----------------------------------
         6.9   Consents and Waivers                                         -18-
               --------------------
         6.10  Common Stock Certificates                                    -18-
               -------------------------

ARTICLE VII    CONDITIONS OF THE COMPANY'S OBLIGATION                       -18-
               --------------------------------------
         7.1   Effect of Conditions                                         -18-
               --------------------
         7.2   Representations and Warranties; Performance                  -18-
               -------------------------------------------
         7.3   Co-Branding and Promotion Agreement                          -18-
               -----------------------------------
         7.4   Consideration for the Shares                                 -18-
               ----------------------------

ARTICLE VIII   REGISTRATION RIGHTS AGREEMENT                                -18-
               -----------------------------
         8.1   Certain Definitions                                          -18-
               -------------------
         8.2.  Registration                                                 -19-
               ------------
               8.2.1  Registration of Registrable Securities                -19-
                      --------------------------------------
               8.2.2  Piggyback Registration                                -20-
                      ----------------------
               8.2.3  Expenses of Registration                              -20-
                      ------------------------
               8.2.4  Registration Procedures                               -20-
                      -----------------------
               8.2.5  Suspension of Registration Statement                  -21-
                      ------------------------------------
         8.3   Indemnification                                              -22-
               ---------------
         8.4   Information by the Purchaser                                 -24-
               ----------------------------
         8.5   Rule 144 Reporting                                           -24-
               ------------------
         8.6   Transfer of Registration Rights                              -25-
               -------------------------------
         8.7.  Pari Passu Rights                                            -25-
               -----------------
         8.8   Lock-Up Agreement                                            -25-
               -----------------

ARTICLE IX     CERTAIN DEFINITIONS                                          -25-
               -------------------

ARTICLE X      TERMINATION                                                  -28-
               -----------
         10.1  Termination by Mutual Written Consent                        -28-
               -------------------------------------
         10.2  Termination for Breach                                       -28-
               ----------------------
         10.3  Termination for Delay                                        -28-
               ---------------------
         10.4  Rights After Termination                                     -28-
               ------------------------

ARTICLE XI     MISCELLANEOUS                                                -28-
               -------------
         11.1  Survival of Representations                                  -28-
               ---------------------------
         11.2  Assignment; Parties in Interest                              -28-
               -------------------------------
         11.3  RESERVED                                                     -29-
               --------
         11.4  Amendments and Waivers                                       -29-
               ----------------------
         11.5  Notices                                                      -29-
               -------
         11.6  Expenses                                                     -30-
               --------
         11.7  Counterparts                                                 -30-
               ------------
         11.8  Effect of Headings                                           -30-
               ------------------
         11.9  Adjustments                                                  -30-
               -----------
         11.10 Governing Law                                                -31-
               -------------
         11.11 RESERVED                                                     -31-
               --------
         11.12 Waiver of Jury Trial                                         -31-
               --------------------

                         SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT is entered into as of August 18, 1999 by and between Asymetrix Learning Systems, Inc., a Delaware corporation (the "Company"), and Go2Net, Inc., a Delaware corporation (the "Purchaser").

         WHEREAS, the Purchaser has indicated a desire to purchase from the Company 428,571 shares of the Company's common stock, $0.01 par value per share ("Common Stock"); and

         WHEREAS, the Company has indicated a desire to sell such shares of Common Stock to the Purchaser and to grant the Purchaser a Warrant (the "Warrant") to purchase 428,571 shares of Common Stock; and has agreed to register such securities under the Securities Act (as such term is defined herein) on the terms set forth herein.

         NOW, THEREFORE, for and in consideration of the mutual consents and agreements herein contained, the parties hereto do hereby covenant and agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES
                          ---------------------------

         1.1   Purchase and Sale.  Subject to the terms and conditions
               -----------------
hereinafter set forth, at the Closing (as defined below) the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company, 428,571 shares (the "Purchased Shares") of the Common Stock, for an aggregate purchase price of Three Million Dollars ($3,000,000) payable as provided in
Section 1.3. The Common Stock shall have the rights, terms and privileges set forth in the Company's Amended and Restated Certificate of Incorporation. Terms used herein as defined terms that are not defined in the context hereof shall have the meaning set forth in Article IX.

         1.2   Purchase and Sale of Warrant.  At the Closing, the Company will
               ----------------------------
grant to the Purchaser the Warrant to purchase an aggregate of 428,571 shares of the Company's Common Stock at a per share exercise price of $7.00 (as may be adjusted for stock splits, dividends, recapitalizations, and the like). The Warrant will be issued pursuant to a Warrant Certificate in the form of Exhibit A attached hereto (the "Warrant Certificate"). The shares of Common Stock issuable upon exercise of the Warrant purchased pursuant to this Section 1.2 are referred to herein as the "Warrant Shares." The Company has authorized and reserved and hereby covenants that it will continue to reserve, free of any preemptive rights or encumbrances, a sufficient number of authorized but unissued shares of Common Stock for issuance upon exercise of the Warrant.

         1.3   Closing. Subject to the satisfaction or waiver of the conditions
               -------
set forth in Articles VI and VII hereof, a closing (the "Closing") of the sale and purchase of the Purchased Shares and the grant of the Warrant above shall take place at the offices of

Asymetrix Learning Systems, Inc., 110-110th Avenue NE, Bellevue, Washington 98004, at 10:00 A.M., on August 16, 1999, or such other date, time and place as shall be mutually agreed upon by the Company and the Purchaser (the "Closing Date"). At the Closing, the Company will deliver the Warrant Certificate and will instruct its transfer agent to issue a certificate for the Purchased Shares being acquired by the Purchaser in the Purchaser's name and to deliver such certificate to Purchaser within ten (10) days of the Closing Date.

         1.4   Use of Proceeds. As an integral part of the purpose and structure
               ---------------
of the financing contemplated herein, the Company shall use the proceeds received upon the sale of the Purchased Shares at the Closing to fund general working capital, including, but not limited to, the business arrangement between the Company and the Purchaser as contemplated by that certain Co-Branding and Promotion Agreement described in Section 6.8 hereof, and to fund other activities related to the click2learn portal, subject to the compliance with the covenants and agreements contained herein and in the Company's Amended and Restated Certificate of Incorporation.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

         In order to induce the Purchaser to purchase the Purchased Shares and the Warrant, the Company makes the following representations and warranties which shall be true, correct and complete in all respects on the date hereof.

         2.1   Organization and Corporate Power. The Company and, except as set
               --------------------------------
forth on Schedule 2.1, each of its Subsidiaries, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company and each of its Subsidiaries is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property or the nature of the activities presently conducted by it, makes such qualification necessary and where the failure to so qualify would have a Material Adverse Effect.

         2.2   Authorization. The Company has all necessary corporate power and
               -------------
has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, the Warrant Certificate, the Co-Branding and Promotion Agreement referred to in
Section 6.8 and any other agreements or instruments executed by the Company in connection herewith or therewith (collectively, the "Related Agreements"), and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Purchased Shares, the Warrant, the Warrant Shares issuable upon exercise of the Warrant. Sufficient shares of authorized but unissued Common Stock have been reserved for issuance upon conversion of the Warrant Shares. The issuance of the Purchased Shares and the Warrant does not, the Warrant Shares issuable upon exercise of the Warrant will not, require any further corporate action and is not and will not be subject to any preemptive right, right of first refusal or the like. This Agreement, the Related Agreements and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally.

         2.3   Government Approvals.  No consent, approval, license or
               --------------------
authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, any of the Related Agreements and any other agreements or instruments executed by the Company in connection herewith or therewith, or in connection with the issuance of the Purchased Shares and Warrant or the issuance of the Warrant Shares upon exercise of the Warrant, except for (i) those which have already been made or granted and (ii) the filing of registration statements with the Commission pursuant to Article VIII hereof and filings to be made with the Nasdaq National Market and any applicable state securities commission.

         2.4   Authorized and Outstanding Stock.
               --------------------------------

               (a) The authorized capital stock of the Company (immediately prior to the Closing and the transactions contemplated by Section 1.3 hereof) will consist of 40,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock.

               (b) The issued and outstanding capital stock of the Company (immediately prior to the Closing and the transactions contemplated by Section
1.3 hereof) will consist of (i) 14,234,925 shares of Common Stock and (ii) no shares of Preferred Stock. In addition, (i) 428,571 shares of Common Stock have been reserved for issuance upon the exercise of the Warrant, (ii) options to purchase 4,259,736 shares of Common Stock are currently outstanding and unexercised and an additional 1,589,933 shares are reserved for issuance under the Company's 1995 Combined Incentive and Non-qualified Stock Option Plan, 1998 Equity Incentive Plan and the 1998 Directors Stock Option Plan (collectively the "Option Plans"), (iii) 14,573 shares of Common Stock have been reserved for issuance upon the exercise of an option granted to Leo Lucas; and (iv) 4,500,000 shares of Common Stock have been reserved for issuance under the Company's 1999 Employee Stock Purchase Plan (the "Stock Purchase Plan"). All of the issued and outstanding shares of capital stock of the Company are, and when issued in accordance with the terms hereof, the Purchased Shares and the Warrant Shares will be, duly authorized and validly issued and fully paid and non-assessable, with no personal liability attaching to the ownership thereof and will be free and clear of all Liens, claims, charges, Encumbrances, or transfer restrictions imposed by or through the Company, except for restrictions imposed by Federal or state securities or "blue sky" laws and except for those imposed pursuant to this Agreement. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of each class or series of capital stock of the Company are as set forth in the certified corporate charter of the Company delivered under Section 6.6 hereof and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with their terms and in accordance with applicable law.

               (c)  Except as set forth in Schedule 2.4(c) hereto or as provided
                                           ---------------
in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) there is not any commitment of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, except for stock options granted to employees in connection with offers of employment made in the ordinary course of business, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (iv) there are no agreements, written or oral, between the Company and any holder of its capital stock or, to the Company's knowledge, among any holders of its capital stock, relating to the acquisition, disposition or voting of the capital stock of the Company. No person or entity is entitled to (i) any preemptive right, right of first refusal or similar rights granted by the Company with respect to the issuance of any capital stock of the Company. Except as set forth on Schedule
                                                                     --------
2.4(c), the SEC Documents, or as provided in Article VIII of this Agreement, no
------
person or entity has been granted rights by the Company with respect to the registration of any capital stock of the Company under the Securities Act of 1933, as amended (the "Securities Act"). All of the issued and outstanding shares of the Company's capital stock have been offered, issued and sold by the Company in compliance with applicable Federal and state securities laws.

         2.5   Subsidiaries.  Except as set forth in the SEC Documents or
               ------------
Schedule 2.5 hereto, and except for investments in marketable securities made in
------------
the ordinary course of business where the Company has an immaterial equity position, the Company has no Subsidiaries nor any investment or other interest in, or any outstanding loan or advance which, individually or in the aggregate, exceeds $60,000, to or from, any Person, including, without limitation, any officer, director or shareholder. The Company owns of record and beneficially, free and clear of all Liens, charges, restrictions, claims and Encumbrances of any nature, all of the issued and outstanding capital stock of each of its Subsidiaries. All of the Company's Subsidiaries are 100% wholly owned by the Company.

         2.6   Securities Law Compliance.  Assuming the representations and
               -------------------------
warranties of the Purchaser set forth in Section 5.1 hereof are true and correct in all respects, the offer and sale of the Purchased Shares, the Warrant and the Warrant

Shares (collectively, the "Issuable Securities") pursuant to this Agreement will be exempt from the registration requirements of the Securities Act. Neither the Company nor any person acting on its behalf has, in connection with the offering of the Issuable Securities, engaged in (i) any form of general solicitation or general advertising (as those terms are used within the meaning of Rule 502(c) under the Securities Act), (ii) any action involving a public offering within the meaning of Section 4(2) of the Securities Act, or (iii) any action that would require the registration under the Securities Act of the offering and sale of the Issuable Securities pursuant to this Agreement or that would violate applicable state securities or "blue sky" laws. The Company has not made and will not prior to the Closing make, directly or indirectly, any offer or sale of the Issuable Securities or of securities of the same or similar class as the Issuable Securities if, as a result, the offer and sale contemplated hereby could fail to be entitled to exemption from the registration requirements of the Securities Act. As used herein, the terms "offer" and "sale" have the meanings specified in Section 2(3) of the Securities Act.

         2.7   Commission Documents; Financial Information.
               -------------------------------------------

               (a) The Company has made available to the Purchaser true and complete copies of all SEC Documents filed with the Commission prior to the date hereof. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, Exchange Act and the rules and regulations of the Commission thereunder applicable to such SEC Documents, and as of their respective dates none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Financial Statements comply as of their respective dates as to form in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q promulgated by the Commission), and present fairly (or will present fairly) as of their respective dates the consolidated financial position of the Company and the Subsidiaries as at the dates thereof and the consolidated results of their operations and their consolidated cash flows for each of the respective periods, in conformity with GAAP. As used in this Agreement, the consolidated balance sheet of the Company and its Subsidiaries at June 30, 1999 previously provided to the Purchaser is hereinafter referred to as the "Balance Sheet," and June 30, 1999 is hereinafter referred to as the "Balance Sheet Date."

               (b) Except as and to the extent expressly set forth in the Balance Sheet, or the notes, schedules or exhibits thereto, or as disclosed in the SEC Documents, (i) as of the Balance Sheet Date, neither the Company nor the Subsidiaries had any material liabilities or obligations (whether absolute, contingent, accrued or otherwise) that would be required to be included on the Company's balance sheet or in the notes, schedules or exhibits thereto prepared in accordance with GAAP and (ii) since the Balance Sheet Date, the Company and its Subsidiaries have not incurred any such material liabilities or obligations other than in the ordinary course of business.

         2.8   Absence of Certain Events; No Material Adverse Change. Except as
               -----------------------------------------------------
disclosed in the SEC Documents filed with the Commission prior to the date hereof, since the Balance Sheet Date, the Company and its Subsidiaries each has conducted its business operations in the ordinary course and there has not occurred any event or condition having or, that is reasonably likely to have, a Material Adverse Effect. Without limiting the generality of the foregoing, other than as is disclosed in the SEC Documents filed with the Commission prior to the date hereof or on Schedule 2.8 hereto, since the Balance Sheet Date there has
                  ------------
not occurred:

               (a) any change or agreement to change the character or nature of the business of the Company or any of its Subsidiaries;

               (b) any purchase, sale, transfer, assignment, conveyance or pledge of the assets or properties of the Company or any of its Subsidiaries, except in the ordinary course of business;

               (c) any waiver or modification by the Company or any of its Subsidiaries of any right or rights of substantial value, or any payment, direct or indirect, in satisfaction of any liability, in each case, having a Material Adverse Effect;

               (d) any liability, contract, agreement, license or other commitment entered into or assumed by or on behalf of the Company or any of its Subsidiaries which involve future payments or receipts of payments by the Company in excess of $60,000, relating to the business, assets or properties of the Company or any of its Subsidiaries, whether oral or written, except in the ordinary course of business;

               (e) any loan, advance or capital expenditure in excess of $60,000 by the Company or any of its Subsidiaries, except for such loans, advances and capital expenditures made in the ordinary course of business;

               (f) any change in the accounting principles, methods, practices or procedures followed by the Company in connection with the business of the Company or any change in the depreciation or amortization policies or rates theretofore adopted by the Company in connection with the business of the Company and its Subsidiaries;

               (g) any declaration or payment of any dividends, or other distributions in respect of the outstanding shares of capital stock of the Company or any of its Subsidiaries (other than dividends declared or paid by wholly-owned Subsidiaries);

               (h) any issuance of any shares of capital stock of the Company or any of its Subsidiaries or any other change in the authorized capitalization of the Company or any of its Subsidiaries, except as contemplated by this Agreement or issuances of shares of capital stock to employees pursuant to the Option Plans or the Stock Purchase Plan;

               (i) any grant or award of any options, warrants, conversion rights or other rights to acquire any shares of capital stock of the Company or any of its Subsidiaries, except as contemplated by this Agreement or except pursuant to the Option Plans or the Stock Purchase Plan in the ordinary course of business consistent with past practice;

               (j) (a) any granting by the Company or any of its Subsidiaries to any employee earning in excess of $100,000 per year any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under an employment agreement in effect as of the date of the most recent audited financial statements included in the SEC Documents, (b) any granting by the Company or any of its Subsidiaries to any employee earning in excess of $100,000 per year of any increase in severance or termination pay, except as was required under any employment, severance, or termination agreement in effect as of the date of the most recent audited financial statements included in the SEC Documents, or (c) any entry by the Company or any of its Subsidiaries into any employment, severance, or termination agreement with any employee earning in excess of $100,000 per year; or

               (k) any adoption, or amendment in any material respect, by the Company or any of its Subsidiaries of any collective bargaining agreement or any written bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, change of control, retention, disability, death benefit, hospitalization, medical, or other plan providing benefits to any current or former employee, officer, or director of the Company or any of its Subsidiaries (collectively, "Benefit Plans"); or

               (l) entering into any commitment (contingent or otherwise) to do any of the foregoing.

         2.9   Litigation. Except as otherwise set forth on Schedule 2.9 or in
               ----------                                   ------------
the SEC Documents, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened, against the Company or any Subsidiary or affecting any of the Company's or such Subsidiary's properties or assets, or, to the knowledge of the Company, against any officer, key employee or shareholder of the Company or any Subsidiary in his or her capacity as such, nor, to the knowledge of the Company, has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted with any substantial chance of recovery, except for any such litigation, proceeding or investigation which, if determined adversely to the Company, would not have a Material Adverse Effect. Neither the Company, any Subsidiary nor, to the knowledge of the Company, any officer, key employee or shareholder of the Company, in his or her capacity as such, is in default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

         2.10  Compliance with Laws and Other Instruments. The Company and its
               ------------------------------------------
Subsidiaries are in compliance with all of the provisions of this Agreement and of its charter and by-laws, and in all respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, and each judgment, decree, judicial order, statute, and regulation (whether issued under domestic, foreign or international law) by which any of them is bound or to which any of them or any of their respective properties are subject (including, but not limited to, agreements or instruments, judgments, decrees, judicial orders, statutes, and regulations related to environmental matters), except where such noncompliance would not have a Material Adverse Effect. Neither the execution, delivery or performance of this Agreement and the Related Agreements, nor the offer, issuance, sale or delivery of the Purchased Shares and Warrant, or the Warrant Shares upon exercise of the Warrant, with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company or any Subsidiary pursuant to any provision of the Company's or such Subsidiary's charter or by-laws, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Company or any Subsidiary is bound or to which the Company or any Subsidiary or any of their respective properties are subject, or, to the knowledge of the Company, will cause the Company or any Subsidiary to lose the benefit of any right or privilege it presently enjoys or, to the knowledge of the Company, cause any Person who is expected to normally do business with the Company or any Subsidiary to discontinue to do so on the same basis, any of which would, individually or in the aggregate, have a Material Adverse Effect.

         2.11  Taxes. Except as set forth in Schedule 2.11, the Company and each
               -----                         -------------
Subsidiary has filed all Tax returns (including statements of estimated Taxes owed) required to be filed within the applicable periods for such filings and has paid all Taxes required to be paid, and has established adequate reserves (net of estimated Tax payments already made) for the payment of all Taxes payable in respect to the period subsequent to the last periods covered by such returns. Except as set forth on Schedule 2.11, no deficiencies for any Tax are
                                -------------
currently assessed against the Company or any Subsidiary, and no Tax returns of the Company or any Subsidiary have been audited during the last three (3) years, and, there is no such audit pending or, to the knowledge of the Company, contemplated. There is no Tax Lien, whether imposed by any federal, state or local Taxing authority, outstanding against the assets, properties or business of the Company or any Subsidiary. For the purposes of this Agreement, the terms "Tax" and "Taxes" shall include all federal, state, local and foreign taxes, including income, franchise, property, sales, withholding, payroll and employment taxes.

         2.12  Intellectual Property; Proprietary Rights; Employee Restrictions.
               ----------------------------------------------------------------
For purposes of this Agreement, "Intellectual Property Rights" shall mean all registered copyrights, copyright registrations and copyright applications, trademark registrations and applications for registration, patents and patent applications, trademarks, service marks, trade names and Internet domain names that are used by the Company in the Company's business as presently conducted, together with all other intellectual property rights owned by the Company and used in connection with its business and (i) all licenses, assignments and releases of intellectual property rights of others in material works embodied in the Company's products,
(ii) any and all intellectual property rights, licenses, databases, computer programs and other computer software user interfaces, know-how, trade secrets, customer lists, proprietary technology, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials created by or on behalf of the Company, and (iii) inventions, trade dress, logos and designs created by or on behalf of the Company. All Intellectual Property Rights purported to be owned by the Company are owned free and clear by the Company by operation of law or, to the knowledge of the Company, have been validly assigned to the Company, including, without limitation, such Intellectual Property Rights which were developed, worked on or otherwise held by an employee, officer, consultant or otherwise. All licenses, assignments, and releases of Intellectual Property Rights are valid and binding agreements of the parties thereto, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. All services provided to the Company by non-employees in respect of the creation, modification or improvement of any Intellectual Property Rights of the Company (including, without limitation, software, hardware, copyrightable works and the like) have been performed pursuant to agreements with the Company that assign to the Company ownership of such Intellectual Property Rights, each of which is a valid and binding agreement of the parties thereto, enforceable in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally. The Intellectual Property Rights are sufficient in all material respects to carry on the business of the Company as presently conducted. The Company has exclusive ownership of or license to use all Intellectual Property Rights as owned or licensed by the Company or has obtained any licenses, releases or assignments reasonably necessary to use all third parties' Intellectual Property Rights in works embodied in the Company's products. To the knowledge of the Company, the present business activities or products of the Company and any of its Subsidiaries do not infringe any Intellectual Property Rights of others. Except as set forth on Schedule 2.12,
                                                               -------------
the Company has not received any notice or other claim from any person asserting that any of the Company's present activities infringe in any material respect or may infringe any Intellectual Property Rights of such person.

         The Company has the right to use all trade secrets, data, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business (including, without limitation, the operation of its Web sites) as presently conducted in any material respect and has no reason to believe that any of such information that is provided to the Company by third parties will not continue to be provided to the Company on the same terms and conditions as currently exist. The Company has taken all measures reasonably necessary to protect and preserve the security and confidentiality of its trade secrets and other confidential information. None of the Company's trade secrets or other confidential information of the Company is part of the public domain, nor, to the knowledge of the Company, have any of them been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the knowledge of the Company, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company.

         The Company is the exclusive owner of all right, title and interest in its Intellectual Property Rights as purported to be exclusively owned by the Company, and such Intellectual Property Rights are valid and in full force and effect. No university, government agency (whether federal or state) or other organization which sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. The Company is not aware of any infringement by others of its copyrights or other Intellectual Property Rights in any of its products, technology or services, or any violation of the confidentiality of any of its proprietary information, except for any such infringements or violations which individually or in the aggregate would not have a Material Adverse Effect. To the knowledge of the Company, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

         The Company is not in violation of any agreement or arrangement with any current or former employee or any third party relating to (i) confidential information or trade secrets of such current or former employee or third party (as the case may be), or (ii) the assignment of rights by such current or former employee or third party to any inventions, know-how or intellectual property of any kind. To the knowledge of the Company, none of the Company's officers or employees have any agreements or arrangements with current employers of such officers or employees, other than the Company, relating to (i) confidential information or trade secrets of such employers, or (ii) the assignment of rights by such or employees to any inventions, know-how or intellectual property of any kind. To the knowledge of the Company, none of the Company's officers or employees are in violation of any agreements or arrangements with former employers of such officers or employees relating to (i) confidential information or trade secrets of such employers, or (ii) the assignment of rights by such or employees to any inventions, know-how or intellectual property of any kind. To the knowledge of the Company, none of the Company's consultants are bound by any consulting agreement relating to confidential information or trade secrets of another entity that is being violated by the consultants or the other entity.

               (b) All information and content of the Company's World Wide Web sites (other than information provided by users, customers, advertisers and other third parties who are not agents of the Company) is accurate in all material respects.

         2.13  Agreements of Directors, Officers and Employees. To the Company's
               -----------------------------------------------
knowledge, no director, officer or employee of or consultant to the Company or any Subsidiary is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company or such Subsidiary because of the nature of the business conducted or proposed to be conducted by the Company or such Subsidiary, or relating to the use of trade secrets or proprietary information of others. Set forth on Schedule 2.13 is a list of all
                                                -------------
employees of the Company who have not executed an employee confidentiality agreement, invention assignment agreement or non-competitive or non-solicitation agreement with the Company.

         2.14  Governmental and Industrial Approvals. The Company and each of
               -------------------------------------
its Subsidiaries has all material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the Company and such Subsidiaries to conduct their respective businesses as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened, and none of such permits, licenses, orders, franchises or other rights and privileges will be adversely affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements.

         2.15  Federal Reserve Regulations.  Neither the Company nor any of its
               ---------------------------
Subsidiaries has engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the sale of the Purchased Shares will be used to purchase or carry any margin security or to extend credit to others for the purpose of purchasing or carrying any margin security or in any other manner which would involve a violation of any of the regulations of the Board of Governors of the Federal Reserve System.

         2.16  Contracts and Commitments. All of the material contracts of the
               -------------------------
Company or any of its Subsidiaries that are required to be described in the SEC Documents or to be filed as exhibits thereto prior to the date hereof are described in the SEC Documents filed prior to the date hereof or filed as exhibits thereto and to the extent that such contracts have not been fully performed, are in full force and effect. True and complete copies of all such material contracts have been made available to the Purchaser. All material contracts to which the Company or its Subsidiaries are parties on or prior to the date hereof which will be required to be described or filed as an Exhibit in the SEC Documents required to be filed following the date hereof have been made available to the Purchaser or are listed on Schedule 2.16 and are in full force
                                            -------------
and effect. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the

Company, any other party, is in material breach of or in default under any such contract.

         2.17  Employee Matters. The Company has described or filed as an
               ----------------
exhibit in the SEC Documents all of the following types of documents, agreements, plans or arrangements which by their terms are required to be described or filed as an exhibit to the SEC Documents: employment agreements, consulting agreements, deferred compensation, pension or retirement agreements or arrangements (including all "employee pension benefit plans" as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), bonus, incentive or profit-sharing plans or arrangements, or labor or collective bargaining agreements, written or oral, in effect by the Company and Subsidiaries (collectively, the "ERISA Documents"). The Company has no knowledge that any of the officers or other key employees of the Company or any Subsidiary presently intends to terminate his employment. The Company and its Subsidiaries are in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. The Company and each Subsidiary is in compliance in all material respects with the terms of all ERISA Documents, and each such ERISA Document is in compliance in all material respects with all of the requirements and provisions of ERISA. No such ERISA Document has engaged in any "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any such ERISA Document. With respect to each ERISA Document, all required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely filed.

         2.18  No Brokers or Finders. No person has or will have, as a result of
               ---------------------
the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or the Purchaser for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or any of its Subsidiaries.

         2.19  Transactions with Affiliates. Except as disclosed in the SEC
               ----------------------------
Documents filed with the Commission prior to the date hereof or as set forth on
Schedule 2.19, there are no loans, leases or other agreements, understandings or
-------------
continuing transactions between the Company or any Subsidiary on the one hand, and any officer or director of the Company or any Subsidiary or any person owning five percent (5%) or more of the Common Stock of the Company or any respective family member or affiliate of such officer, director or shareholder on the other hand that would be required to be described in the SEC Documents.

         2.20  Assumptions, Guarantees, etc. of Indebtedness of Other Persons.
               --------------------------------------------------------------
Except as disclosed in the SEC Documents filed with the Commission prior to the date hereof or as set forth on Schedule 2.20, neither the Company nor any Subsidiary has
                -------------
assumed, guarantied, endorsed or otherwise become directly or contingently liable on or for any indebtedness of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection.

         2.21  Corporate Records. The minute books of the Company contain
               -----------------
materially accurate, complete and current copies of all charter documents and of all minutes of meetings, resolutions and other proceedings of its board of directors and Stockholders for the period beginning December 31, 1996 until the present, duly signed by the Secretary, an Assistant Secretary or another appropriate officer, all directors or all Stockholders, as appropriate. The stockholder list of the Company as of August 11, 1999, prepared by the Company's transfer agent is complete, correct and current. The Company has made available true, correct and complete copies of the foregoing minute books, stockholder list and stock record books to the Purchaser.

         2.22  Year 2000. The Company has engaged in a review of the hardware,
               ---------
software and firmware products used by the Company and its Subsidiaries in its business (collectively, the "Software") to identify any material deficiency in "Year 2000 Capabilities." Such review is accurately described in (i) the materials attached as Exhibit C to the Minutes of a Meeting of the Company's Board of Directors, dated April 21, 1999 (the "Y2K Materials") and (ii) the Company's Form 10-Q for the calendar quarter ended March 31, 1999 filed with the Commission. Except as set forth in the Y2K materials, the Software, whether owned or leased, is designed to be used prior to, during, and after the calendar year A.D. 2000, and the Software will operate during each such time without error relating to the date-related data, specifically including any error relating to, or the product of, date-related data which represents or references different centuries or more than one century.

         "Year 2000 Capabilities" means the ability of the Software (i) to manage and manipulate data involving dates, including single century formulas and multi-century formulas, and to not generate incorrect values or invalid results involving such dates, (ii) to provide that all date-related user interface functionalities and data fields include the indication of century, and
(iii) to provide that all date-related data interface functionalities include the indication of century.

         2.23  Disclosures. Neither this Agreement, any Schedule or Exhibit to
               -----------
this Agreement, any Related Agreements nor any of the Financial Statements or Balance Sheet contains any untrue statement of a material fact or omits a material fact necessary to make the statements made herein or therein, in light of the circumstances in which made, not misleading.

                                  ARTICLE III

                     AFFIRMATIVE COVENANTS OF THE COMPANY
                     ------------------------------------

         Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe the following covenants on and after the date hereof and for so long as the Purchaser holds at least 100,000 Purchased Shares:

         3.1   Inspection. Upon prior notice, at any reasonable time during
               ----------
normal business hours and from time to time, the Company (and each of its Subsidiaries) will permit the Purchaser or any of its authorized agents or representatives to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company's affairs, finances and accounts with any of the Company's executive officers or directors; provided that any Person or Persons exercising rights under this Section 3.1 shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) prior to the Company disclosing or providing access to information with respect to the Company, shall agree in writing to keep all proprietary information of the Company disclosed to him in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such Person's or Persons' own confidential information. The rights granted under this Section 3.1 shall be in addition to any rights which any Purchaser may have under applicable law in its capacity as a shareholder of the Company.

         3.2   Board of Directors Meetings; Materials. The Purchaser shall have
               --------------------------------------
the right to designate one (1) representative (which representative may be replaced from time to time, as the Purchaser deems necessary in its sole discretion) (the "Representative") to attend and observe any and all meetings of the Company's Board of Directors and committees thereof (including, without limitation, any meetings of its executive committee or the equivalent thereof) in a non-voting observer capacity, which shall not include the right to observe meetings of the compensation committee of the Board of Directors at which time discussions may be held with respect to non-executive employees. The Representative shall be entitled to receive all notices, financial reports, budgets and any and all other documentation furnished by the Company to its directors at or in connection with and copies of the minutes of, any such meetings. Notwithstanding the foregoing, the Company shall have the right, based on an opinion of its outside counsel, to (i) exclude the Representative from any portion of any meeting of the Board of Directors or any committee thereof or
(ii) withhold any written materials from being delivered to the Representative, if, and only to the extent that, in such portion of any such meeting or in any such written materials, the Company's legal counsel is conveying legal advice to the Board of Directors with respect to a particular legal matter (a "Legal Matter"), which such advice is subject to the Company's attorney-client privilege; provided, however, that immediately upon the conclusion of any such
           --------  -------
meeting or withholding of any such documentation described in the preceding sentence, the Company shall provide the Representative with sufficient factual and other information as may be reasonably requested by the Representative regarding the Legal Matter as is necessary and adequate to fully inform the Representative thereof.

         3.3   The Company SEC Documents. The Company shall continue to file all
               -------------------------
reports in accordance with Section 13 and 15(d) of the Securities Exchange Act with the Commission in order to maintain its eligibility to register the resale of the Purchased Shares, the Warrant, and the Warrant Shares on Form S-3 (or any successor form thereto) and to permit the Purchaser to sell the Purchased Shares and/or the Warrant Shares pursuant to Rule 144 under the Act. After the Closing Date, the Company will file with the Commission SEC Documents and any other such reports and other materials required to be filed by the Company under the federal securities laws on a timely basis.

         3.4   Grant Matter. The Company hereby covenants and agrees that in the
               ------------
event that as part of any transaction by and between the Company and any third party which may take the form of (but is not limited to) a joint venture, equity or sub-debt financing or any business arrangement which is consummated on or after the date hereof, the Company agrees to provide such third party any right, benefit or protection, in the form of indemnification, purchase price adjustment or otherwise, relating in any way to the Grant Matter, then the Company will promptly notify the Representative of such arrangement and upon the consummation of any such transaction the Purchaser will automatically be entitled to identical rights, benefits and/or protections with respect to the Grant Matter as was provided to any such third party.


                                  ARTICLE IV

                       NEGATIVE COVENANTS OF THE COMPANY
                       ---------------------------------

         Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will comply (and will cause each Subsidiary to comply) with each of the provisions of this Article IV on and after the date hereof until the sale of all the Purchased Shares and Warrant Shares.

         4.1   Dealings with Affiliates. Except for transactions made on an
               ------------------------
arms-length basis, or through the Company's normal and customary dealings, the Company will not enter into any transaction including, without limitation, any loans or extensions of credit or royalty agreements with any officer or director of the Company or any Subsidiary or holder of any class of capital stock of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlled by one or more of such officers, directors or Stockholders or members of their immediate families, except for (i) advances in reasonable amounts made to employees of the Company or any Subsidiary for valid business purposes, provided that such advances are repaid to the Company within ninety (90) days, and (ii) advances made to employees of the Company, upon approval of the Board of Directors, related to such employees' exercise of stock options.

         4.2   No Conflicting Agreements. The Company agrees that neither it nor
               -------------------------
any Subsidiary will, without the consent of the Purchaser, enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Purchaser of any of its rights under this Agreement or any Related Agreement.

                                   ARTICLE V

                          INVESTMENT REPRESENTATIONS
                          --------------------------

         5.1   Representations and Warranties. The Purchaser hereby represents
               ------------------------------
and warrants to the Company, understanding and agreeing that the Company is entering into this Agreement in part in reliance on such representations and warranties, as follows:

               (a) The Purchaser is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Act;

               (b) The Purchaser is duly authorized to execute this Agreement and the Related Agreements, and assuming due execution and delivery by the Company of the Agreement and the Related Agreements, this Agreement and the Related Agreements to which the Purchaser is a party constitute legal, valid and binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally;

               (c) The Purchaser has been advised by the Company that none of the Purchased Shares or Warrant have been registered under the Act, that the Purchased Shares and Warrant will be issued on the basis of the statutory exemption provided by Section 4(2) of the Act or Regulation D promulgated thereunder, or both, relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws, that this transaction has not been reviewed by, passed on or submitted to any federal or state agency or self-regulatory organization where an exemption is being relied upon, and that the Company's reliance thereon is based in part upon the representations made by the Purchaser in this Agreement and the Related Agreements. The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Act and the rules and regulations thereunder on the transfer of securities;

               (d) The Purchaser is purchasing the Purchased Shares and Warrant for investment purposes, for its own account and not with a view to, or for sale in connection with, any distribution thereof in violation of federal or state securities laws;

               (e) By reason of its business or financial experience, the Purchaser has the capacity to protect its own interest in connection with the transactions contemplated hereunder; and

               (f) No person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Purchaser, the Company, or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser.

         5.2   Permitted Sales; Legends.  Notwithstanding the foregoing
               ------------------------
representations, the Company agrees that it will permit a sale or other transfer of any of the Purchased Shares, the Warrant Shares or the Warrant to a Permitted Transferee if such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and applicable state securities or "blue-sky" laws. The certificates representing the Purchased Shares shall bear a legend evidencing such restriction on transfer substantially in the following form:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended ("the Act"), and have been acquired for investment and not with a view to, or in connection with, the sale or distribution thereof. Such shares may not be sold, offered for sale, pledged or hypothecated in the absence of an effective registration statement as to the shares under the Act."

                                  ARTICLE VI

                     CONDITIONS OF PURCHASER'S OBLIGATION
                     ------------------------------------

         6.1   Effect of Conditions. The obligation of the Purchaser to purchase
               --------------------
and pay for the Purchased Shares and the Warrant at the Closing, if any, shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article VI.

         6.2   Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in this Agreement shall be true and correct on the date of the Closing, and the Purchaser shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

         6.3   Performance.  The Company shall have performed and complied with
               -----------
all of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing, and the Purchaser shall have received a certificate dated as of such Closing and signed on behalf of the Company to that effect.

         6.4   Warrant Certificate.  A Warrant Certificate in the form attached
               -------------------
hereto as Exhibit A shall have been executed by the Company and the Purchaser.

         6.5   Opinion of Counsel. The Purchaser shall have received an opinion,
               ------------------
dated the date of the Closing, from Fenwick & West LLP, counsel to the Company, in the form attached hereto as Exhibit B.

         6.6   Certified Documents, etc. Counsel for the Purchaser shall have
               ------------------------
received a copy of the Company's Certificate of Incorporation, as amended, certified by the Secretary of State of the State of Delaware and copies of the Company's By-Laws certified by its Secretary, as well as any and all other documents, including certificates as to votes adopted and incumbency of officers and certificates from appropriate authorities as to the legal existence and good standing of the Company and its Subsidiaries, which the Purchaser or their counsel may reasonably request.

         6.7   No Material Adverse Change. The business, properties, assets or
               --------------------------
condition (financial or otherwise) of the Company and its Subsidiaries shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company or any of its Subsidiaries that would have a material adverse effect on their respective businesses or assets; provided, however, that a decline in the trading price of the Company's Common Stock alone shall not constitute, in and of itself, a material adverse change.

         6.8   Co-Branding and Promotion Agreement.  The Company and the
               -----------------------------------
Purchaser shall have executed the Co-Branding and Promotion Agreement in the form of Exhibit C attached hereto (the "Co-Branding and Promotion Agreement").

         6.9   Consents and Waivers.  The Company shall have obtained all
               --------------------
consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Purchased Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Related Agreements, the Purchased Shares and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

         6.10  Common Stock Certificates. The Company shall have instructed its
               -------------------------
transfer agent in writing to deliver a stock certificate to the Purchaser representing the Purchased Shares in accordance with Section 1.3 hereof.

                                  ARTICLE VII

                    CONDITIONS OF THE COMPANY'S OBLIGATION
                    --------------------------------------

         7.1   Effect of Conditions. The Company's obligation to sell the
               --------------------
Purchased Shares shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article VII.

         7.2   Representations and Warranties; Performance. The representations
               -------------------------------------------
and warranties of the Purchaser contained in this Agreement shall be true and correct on the date of the Closing with the same effect as though made on and as of that date and, with respect to the Company's obligation to issue and deliver Purchased Shares of the Purchaser, the Purchaser shall have tendered payment for the Purchased Shares at the Closing in accordance with Section 1.3 hereof.

         7.3   Co-Branding and Promotion Agreement. The Company and the
               -----------------------------------
Purchaser shall have executed the Co-Branding and Promotion Agreement.

         7.4   Consideration for the Shares. The Purchaser shall have paid the
               ----------------------------
purchase price of the Purchased Shares in full at the Closing either by check or by wire transfer to an account designated in writing by the Company.

                                 ARTICLE VIII
                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

         8.1   Certain Definitions.   As used in this Article VII, the following
               -------------------
terms shall have the following meanings:

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Registrable Securities" means any of (i) Purchased Shares, (ii) the Warrant, (iii) the Warrant Shares and (iv) any other securities issued or issuable with respect to the Purchased Shares or the Warrant Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

         The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

         "Registration Expenses" shall mean all expenses, incurred by the Company or the Purchaser in complying with Section 8.2.1 or 8.2.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, stock transfer taxes applicable to the securities registered by the Purchaser, all fees and disbursements of one (1) counsel for the Purchaser, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company provided, however, that the Registration Expenses shall not include any and all Selling Expenses).

         "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean all underwriting discounts and selling commissions.

         8.2.  Registration
               ------------

               8.2.1  Registration of Registrable Securities. The Company shall
                      --------------------------------------
file with the Commission a registration statement on Form S-3 (or any successor form to S-3) for a public resale offering by the Purchaser of the Registrable Securities as soon as practicable, but in no event later than thirty (30) days from the Closing Date, and shall use its best efforts to cause such registration statement to become and remain effective for the period ending one (1) year from the date of effectiveness of said registration statement. If the Company is obligated to maintain the effectiveness of such registration statement described in the preceding sentence in accordance with Section 1.3 of the Warrant Certificate, then the Company shall maintain the effectiveness of the registration statement with respect to all of the Registrable Securities for a period of one (1) year from the date of the exercise of the Warrant or until the earlier sale of all of the Warrant Shares. The Company shall promptly prepare and file with the Commission such amendments to the registration statement as may be necessary to keep such registration statement effective in accordance with this Section 8.2.1.

               8.2.2  Piggyback Registration.
                      ----------------------

               (a) If at any time during which the registration statement filed pursuant to Section 8.2.1 above is not effective the Company proposes to register any shares of Common Stock under the Securities Act in connection with an underwritten offering, either for its own account or the account of a security holder or holders exercising their registration rights, (except pursuant to a registration statement filed on Form S-4 or Form S-8 or such other form as shall be prescribed under the Securities Act for the same purposes), the Company will promptly at each such time give written notice to the Purchaser of its intention to do so. Within twenty (20) days after receipt of such notice, the Purchaser may request that the Company register all or part of the Registrable Securities (the "Designated Shares"). Upon receipt of such request, the Company shall use its best efforts to effect the registration of the Designated Shares identified by including such Designated Shares in such registration statement.

               (b) In the event that securities of the same class as the Designated Shares are being registered by the Company in such registration statement and such securities as well as any of the Designated Shares are to be distributed in an underwritten offering, such Designated Shares shall be included in such underwritten offering on the same terms and conditions as the securities being issued by the Company for distribution pursuant to such underwritten offering; provided, however, that if the managing
                       --------  -------
underwriter of such underwritten offering reasonably determines in good faith and advises the parties that the inclusion in such underwritten offering of all the Designated Shares would materially and adversely affect the success of the underwritten offering, then the Company may offer all of the securities it proposes to register for its own accounts for the maximum amounts that the underwriter considers saleable, and thereafter the number of Designated Shares to be included in the registration statement shall be reduced to the amount recommended in good faith by and set forth in the opinion of such managing underwriter; provided, further, that as to the Purchaser, such reduction shall be pro rata (based on the number of shares held by each) with respect to the Designated Shares with other persons holding contractual, incidental or "piggy-back" registration rights as of the date of such underwritten offering.

               8.2.3  Expenses of Registration. All Registration Expenses
                      ------------------------
incurred in connection with registrations pursuant to Sections 8.2.1 and 8.2.2 shall be borne by the Company. Selling Expenses shall be borne by the Purchaser based upon the number of Registrable Securities registered by the Purchaser on any such registration statement.

               8.2.4  Registration Procedures. In the case of each registration,
                      -----------------------
qualification or compliance effected by the Company pursuant to this Agreement, the Company will keep the Purchaser advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. The Company will:

                      (a) Prepare and furnish to the Purchaser and to the underwriters (if any) of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus (any supplements or revisions thereto required under the Securities
Act) and such other documents as the Purchaser and underwriters may reasonably request in order to facilitate the public offering of such securities and make the Company's representatives and the Company's counsel available for discussion of such document and make such changes in such document relating to the Purchaser prior to the filing thereof as the Purchaser, counsel for the Purchaser, or underwriters may reasonably request.

                      (b) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Purchaser, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                      (c) Notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and to promptly prepare and file all amendments or supplements and related revised prospectuses as shall be required under the Securities Act as a result of such untrue statements or omissions.

                      (d) Use its best efforts to comply with all applicable federal and state securities laws (including without limitation the rules and regulations of the Commission), and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of a twelve (12) month period after the Closing Date (or within ninety (90) days after the end of a fiscal year).

                       (e) At the request of the Purchaser, use its best efforts to furnish on the date that the Registrable Securities are delivered to any underwriter for sale in connection with a registration pursuant to this Agreement (i) an opinion of the counsel representing the Company for the purposes of such registration, and (ii) a letter from the independent certified public accountants of the Company, each dated such date and in form and substance as is customarily given by counsel and independent certified public accountants to underwriters in an underwritten public offering, addressed to the Purchaser's underwriter and to the Purchaser.

               8.2.5   Suspension of Registration Statement. The Company shall
                       ------------------------------------
have the right, upon the advice of its Board of Directors (the "Board") and upon giving written notice to the Purchaser of the exercise of such right, to require the Purchaser not to sell any shares pursuant to the registration statement for the resale of securities for a period (as determined in good faith by the Board) from the date on which such notice is given (a "black-out period"), if (i)(A) the Company is engaged in discussions or negotiations with respect to, or has taken a substantial step to commence, or there otherwise is pending, any merger, acquisition, other form of business combination, divesture, tender offer, financing or other transaction, or there is an event or state of facts relating to the Company, in each case which is material to the Company (any such negotiation, step, event or state of facts being herein called "Material Activity"), (B) in the reasonable judgment of the Board, after consultation with and acting upon the advice of outside counsel, which advice and dependence thereon shall be recorded in the minutes of the Board, disclosure of such Material Activity would be necessary or advisable under applicable securities laws and (C) such disclosure would be adverse to the interests of the Company, or (ii) the Board, after consultation with and acting upon the advice of outside counsel, which advice and dependence thereon shall be recorded in the minutes of the Board, deems it necessary to file a post-effective amendment to such registration statement or to prepare a supplement to, or otherwise amend, the form of prospectus contained therein. During any such black-out period, the Purchaser agrees not to sell any Registrable Securities under such registration statement for such period of time as the Board, acting on the written advice of outside counsel, may in good faith deem advisable; provided, however, that no single black-out period will be longer than thirty (30) calendar days and, in the aggregate, all black-out periods in any twelve (12) month period shall not include more than sixty (60) calendar days; provided, further, however, that no black-out period may be imposed by the Company during the first thirty (30) calendar days after the effectiveness of the registration statement filed pursuant to Section
8.2.1. The period of effectiveness of any registration statement in effect at the time of a black-out period and the termination period under shall be extended for a period equal to the black-out period.

         8.3   Indemnification.
               ---------------

               (a) With respect to any registration of Registrable Securities, the Company will indemnify the Purchaser, its officers and directors and each person controlling the Purchaser within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities law or any rule or regulation promulgated under such laws applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Purchaser, its officers and directors, and each person controlling the Purchaser, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, whether or not resulting in any liability, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by the Purchaser, controlling person or underwriter and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus, such indemnity agreement shall not inure to the benefit of any underwriter, or the Purchaser, if there is no underwriter, if a copy of the final prospectus filed with the Commission pursuant to its Rule 424(b) was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if such final prospectus cured the untrue statement, alleged untrue statement, omission or alleged omission giving rise to the loss, liability, claim or damage.

               (b) With respect to any registration of Registrable Securities and the Warrant, the Purchaser will indemnify, severally and not jointly, the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Purchaser and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of the Purchaser under this Section 8.3(b) shall be limited to and in proportion to an amount equal to the lesser of (i) the net proceeds received by the Purchaser from the sale of the Registrable Securities sold by the Purchaser pursuant to such registration statement and (ii) the Purchaser's proportionate share of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Purchaser under such registration statement bears to the total public offering price of all securities sold thereunder. In no event will the Purchaser be required to enter into any agreement or undertaking for the benefit of the Company in connection with any registration under this Agreement providing for any indemnification or contribution obligations on the part of the Purchaser greater than the Purchaser's obligations under this Section 8.3 (b).

               (c)  Each party entitled to indemnification under this Section
8.3 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall be unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action, and provided further that the Indemnifying Party shall not assume the defense for matters as to which representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them, but shall instead in such event pay the fees and costs of separate counsel for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall be entitled to indemnification from any Indemnifying Party for any amounts paid in any settlement effected without the consent of the Indemnifying Party.

               (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party.

         8.4   Information by the Purchaser. The Purchaser shall furnish to the
               ----------------------------
Company such information regarding the Purchaser, the Registrable Securities held by it and the distribution proposed by it as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         8.5   Rule 144 Reporting. With a view to making available the benefits
               ------------------
of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, assuming that a public market exists for the Ordinary Shares of the Company, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act during the term of this Agreement;

               (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act (at any time after it has become subject to such reporting requirements); and

               (c) So long as the Purchaser owns any Registrable Securities, to furnish to the Purchaser forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Securities Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as the Purchaser may reasonably request in availing itself of any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration.

         8.6   Transfer of Registration Rights. The rights to cause the Company
               -------------------------------
to register securities granted the Purchaser under this Article VIII may be assigned or transferred to a Permitted Transferee (as defined in Section 11.2 hereof) of at least 100,000 shares of Purchased Shares.

         8.7.  Pari Passu Rights. While this Agreement is in effect, the Company
               -----------------
shall be prohibited from granting any registration rights to any other party which rank superior to those granted to the Purchaser hereunder; provided that this Section 8.7 shall not affect any registration rights previously granted by the Company and disclosed to the Purchaser.

         8.8   Lock-Up Agreement. The Purchaser agrees that, during a period not
               -----------------
to exceed ninety (90) days specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of an underwritten registration statement described in Section 8.2.2 filed under the Securities Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period, except securities included for sale in such registration statement; provided,
                                                                    --------
however, that all executive officers and all directors and major stockholders of
-------
the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements with identical restrictions. Notwithstanding anything to the contrary contained herein, this
Section 8.8 shall not apply to the S-3 registration statement required to be filed by the Company pursuant to Section 8.2.1 hereof.

         In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

                                  ARTICLE IX

                              CERTAIN DEFINITIONS
                              -------------------

         As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agreement" means this Stock Purchase Agreement as from time to time amended and in effect between the parties.

         "Closing" and "Closing Date" shall have the meanings set forth in
Section 1.4.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Commission" shall have the meaning set forth in Section 2.3.

         "Common Stock" shall have the meaning set forth in the preamble.

         "Company" means and shall include Asymetrix Learning Systems, Inc., a Delaware corporation, its predecessors, successors and assigns.

         "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

         "ERISA" shall have the meaning set forth in Section 2.17.

         "Financial Statements" shall mean the financial statements of the Company and its Subsidiaries included in the SEC Documents.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Grant Matter" shall mean the litigation referred to as "Richard B. Grant v. Asymetrix Corporation, No. CV-96-3635 HLH, Central District of California" in the SEC Documents and any and all actions, claims, proceedings or investigations which may arise, from time to time, in connection therewith.

         "Intellectual Property Rights" shall have the meaning set forth in
Section 2.12.

         "Lien" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against assignor), any filing of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction and any agreement to give or make any of the foregoing.

         "Material Adverse Effect" shall mean a material adverse effect upon the business, condition (financial or otherwise), assets or results of operations of the Company and its Subsidiaries taken as whole.

         "Permitted Transferee" shall have the meaning set forth in Section
11.2.

         "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

         "Purchased Shares" shall have the meaning set forth in Section 1.1.

         "Purchaser" shall mean Go2Net, Inc., a Delaware corporation.

         "Related Agreements" shall have the meaning set forth in Section 2.2.

         "SEC Documents" means all reports, schedules, registration statements, proxy statements and other documents (including all exhibits and schedules thereto and financial statements included therewith) filed by the Company with the Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Subsidiary" or "Subsidiaries" means any corporation, association or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined), directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors' qualifying shares.

         "Tax" and "Taxes" shall have the meaning set forth in Section 2.11.

         "Warrant" shall have the meaning set forth in Section 1.2.

         "Warrant Certificate" shall have the meaning set forth in Section 1.2.

         "Warrant Shares" shall have the meaning set forth in Section 1.2.

                                   ARTICLE X

                                  TERMINATION
                                  -----------

         10.1  Termination by Mutual Written Consent. This Agreement may be
               -------------------------------------
terminated, and the transactions contemplated hereby abandoned, at any time prior to the Closing by the written agreement of the Company and the Purchaser.

         10.2  Termination for Breach. This Agreement may be terminated and the
                    ----------------------
transactions contemplated hereby may be abandoned at any time before the Closing (or any date to which such Closing may have been extended by the written agreement of the parties obligated to perform at such Closing) by any party obligated to perform at such Closing if the conditions for its benefit set forth in Article VI or VII, as the case may be, have not been satisfied on or prior to such Closing and if the conditions for the benefit of the other parties have been satisfied or waived, and if such performing party shall have given written notice of termination to the non-performing party.

         10.3  Termination for Delay. Unless earlier terminated in accordance
               ---------------------
with Section 10.1 or Section 10.2, this Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company or the Purchaser if the Closing does not occur by August 18, 1999, provided, however, that the right to
                                   --------  -------
terminate this Agreement under this Section 10.3 shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

         10.4  Rights After Termination.  Upon termination of this Agreement
               ------------------------
under this Article X, the parties shall be released from all obligations arising hereunder, except as to any liability for misrepresentations, breach or default in connection with any warranty, representation, covenant, duty or obligation given, occurring or arising prior to the date of termination.

                                  ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

         11.1  Survival of Representations. The representations, warranties,
               ---------------------------
covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closing of the transactions contemplated hereby.

         11.2  Assignment; Parties in Interest. (a) Neither the Company nor the
               -------------------------------
Purchaser may assign or transfer any of its rights pursuant to this Agreement without the other party's prior written consent, which consent will not be unreasonably withheld. A transferee of such permitted assignment is referred to herein as a "Permitted Transferee." Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and Permitted Transferees of the parties hereto (including Permitted Transferees of any of the Purchased Shares, the Warrant or the Warrant Shares).

         (b) Except as may be required to be disclosed by order of a court or otherwise required by law, the parties agree to maintain in confidence the terms of the purchase of the Purchased Shares hereunder, except that the Purchaser may disclose such terms to their investors in the ordinary course and except that the Company may disclose such terms to its stockholders, accountants, bankers and advisors in the ordinary course.

         11.3  RESERVED.

         11.4  Amendments and Waivers. Amendments or additions to this Agreement
               ----------------------
may be made and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Purchaser. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement) constitutes the full and complete agreement of the parties with respect to the subject matter hereof.

         11.5  Notices.  All notices, requests, consents, reports and demands
               -------
shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchaser at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

The Company:   Asymetrix Learning Systems, Inc.
               110-110th Avenue NE
               Bellevue, Washington 98004
               Attention: General Counsel
               Tel: (425) 462-0501
               Fax:(425) 637-1540

with copy to:  Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, California 94306
               Attention: Jeffrey R. Vetter, Esq.
               Tel: (650) 494-0600
               Fax: (650) 494-1417
The Purchaser: Go2Net, Inc.
               999 Third Avenue
               Seattle, WA 98104
               Attention: General Counsel
               Tel: (206) 447-1595
               Fax: (206) 447-1625

with copy to:  Hutchins, Wheeler & Dittmar
               A Professional Corporation
               101 Federal Street
               Boston, Massachusetts 02110
               Attention: Francis J. Feeney, Jr., Esq.
               Tel: (617) 951-6600
               Fax: (617) 951-1295

         All such notices, request, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

         11.6  Expenses. (a) Each party hereto will pay its own expenses in
               --------
connection with the transactions contemplated hereby, provided, however, that in the event that the transactions contemplated hereby are consummated, the Company shall pay the Purchaser's reasonable costs and expenses not to exceed $30,000 (including reasonable fees and expenses of its legal counsel and accountants) in connection with the investigation, preparation, execution and delivery of this Agreement (and due diligence related thereto) and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby on the Closing Date.

         (b) If any action is instituted (i) to enforce or interpret the terms of this Agreement or the Warrant, or (ii) under a breach of contract claim related to this Agreement or the Warrant, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         11.7  Counterparts.  This Agreement and any exhibit hereto may be
               ------------
executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

         11.8  Effect of Headings. The article and section headings herein are
               ------------------
for convenience only and shall not affect the construction or interpretation hereof.

         11.9  Adjustments. All provisions of this Agreement shall be
               -----------
automatically adjusted to reflect any stock dividend, stock split or other such form of recapitalization.

         11.10 Governing Law. The parties hereby agree that this Agreement, and
               -------------
the respective rights, duties and obligations of the parties hereunder, shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof and, as to all other matters, shall be governed by and construed with the laws of the State of Washington, without giving effect to principles of conflicts of law thereunder. Each of the parties hereby (i) irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought exclusively in the Federal or state courts sitting in Seattle, Washington and any court to which an appeal may be taken in any such litigation, and (ii) by execution and delivery of this Agreement, irrevocably submits to and accepts, with respect to any such action or proceeding, for itself and in respect of its properties and assets, generally and unconditionally, the jurisdiction of the aforesaid courts, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

         11.11 RESERVED.

         11.12  Waiver of Jury Trial. Each of the Company and the Purchaser
                --------------------
hereby expressly waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this agreement, any other related agreements or any dealings between them relating to the subject matter of this agreement. The Company and the Purchaser also waive any bond or surety or security upon such bond which might, but for this waiver, be required of any party. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Company and the Purchaser further warrant and represent that each has reviewed this waiver with its legal counsel, and that each voluntarily waives its jury trial rights following consultation with legal counsel. This waiver is irrevocable and may only be modified either orally or in amendments, renewals, supplements or modifications to this agreement, any other related agreement or the purchased shares. In the event of litigation, this agreement may be filed as a written consent to a trial (without a jury) by the court.


                                 * * * * * * *

                       ASYMETRIX LEARNING SYSTEMS, INC.
                          COUNTERPART SIGNATURE PAGE
                          --------------------------

         IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be duly executed and delivered as an instrument under seal as of the date first above written.

                                       THE COMPANY:

                                       ASYMETRIX LEARNING SYSTEMS, INC.



                                       By: /s/ Steven Esau
                                          --------------------------------------
                                          Name: Steven Esau
                                          Title: Vice President, General Counsel



                                       PURCHASER:

                                       GO2NET, INC.



                                       By:  /s/ Michael J. Riccio, Jr.
                                          --------------------------------------
                                          Name: Michael J. Riccio, Jr.
                                          Title: COO